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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada Corporation

We consent to the incorporation by reference in this Registration Statement on Form F-10 and the related prospectus of:

–
our auditors' report dated February 23, 2009 on the consolidated balance sheets of TransCanada Corporation as at December 31, 2008 and 2007 and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008; and

–
our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences, dated February 23, 2009,

each of which is included in the annual report on Form 40-F of the Company for the fiscal year ended December 31, 2008, and

–
our auditors' report dated February 23, 2009 (except Note 1 which is as of June 12, 2009) on the related supplemental note entitled "Refiled Reconciliation to United States GAAP" as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 which is included in the report on Form 6-K of the Company for the month of June 2009.

We also consent to the reference to our firm under the heading "Interest of Experts" in the prospectus contained in the Registration Statement on Form F-10.

(Signed) KPMG LLP
Chartered Accountants

Calgary, Canada
September 15, 2009

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  Exhibit 5.1